Item 30. Exhibit (g) i. a. ii.

AMENDMENT #2 to the

AUTOMATIC QUOTA SHARE, FACULTATIVE AND AUTOMATIC EXCESS YRT REINSURANCE AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

(hereinafter referred to as the “Ceding Company”)

and

THE CANADA LIFE ASSURANCE COMPANY,

operating through its U.S. Branch

(hereinafter referred to as the “Reinsurer”)

Original Treaty Effective Date: November 21, 2020

Coverage: [     ]

TAI Code: [     ] Reinsurer Agreement: [     ]

Effective July 18, 2022, the Agreement is hereby amended as follows:

1.	Exhibit A of the Agreement is hereby deleted and replaced in its entirety with the attached Exhibit A – Retention Limits of the Ceding Company (Effective July 18, 2022).

Effective April 20, 2024, the Agreement is hereby amended as follows:

2.	C.M. Life Insurance Company of Enfield, Connecticut is hereby added as a Party to the Agreement and agrees to be fully bound as a Ceding Company by, and subject to, all of the covenants, terms and conditions of the Agreement as though an original Party thereto. The defined term “Ceding Company” as set forth in Section 1.1 shall be amended to mean C.M. Life Insurance Company and/or Massachusetts Mutual Life Insurance Company.

3.	Section 1.1 shall be amended to include the following paragraph:

The obligations of the Ceding Company under this Agreement shall be performed by Massachusetts Mutual Life Insurance Company or C.M. Life Insurance Company, as applicable, based on which entity issued the Policies to which such obligations relate, and such obligations shall be several and not joint in nature with respect to each such entity. For the avoidance of doubt, the entities named as Ceding Company under this Agreement are separate and distinct entities and have entered into one reinsurance agreement solely for ease of administration. The obligations of one entity named as Ceding Company entity do not become the obligations of another entity named as Ceding Company simply by virtue of being a Party to this Agreement or their relationship to one another.

4.	Exhibit B (Effective January 1, 2023) is hereby deleted and replaced in its entirety with the attached Exhibit B – [ ].

This Amendment does not alter, amend or modify the Agreement other than as set forth in this Amendment, and all other conditions of this Agreement not in conflict with the terms and conditions of this Amendment will continue unchanged.

This Amendment may be signed in multiple counterparts, each of which when so executed and delivered will be an original, but such counterparts will together constitute one and the same instrument. The Ceding Company and the Reinsurer agree that transmission of copies of original signatures as a “PDF” document attached to an email or any other secure electronic means will constitute valid execution of this Amendment and that, in such instance, there will be no need to exchange “wet” signatures.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, both parties in duplicate hereby execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Chad Madore	Date:	April 22, 2024
Chad Madore
Head of Reinsurance Development & Management

C.M. LIFE INSURANCE COMPANY

By:	/s/ Chad Madore	Date:	April 22, 2024
Chad Madore
Head of Reinsurance Development & Management

THE CANADA LIFE ASSURANCE COMPANY, operating through its U.S. Branch

By:	/s/ Jean-Francois Poulin	Date:	April 16, 2024
Jean-Francois Poulin
EVP, Life Reinsurance

THE CANADA LIFE ASSURANCE COMPANY, operating through its U.S. Branch

By:	/s/ Michael Mulcahy	Date:	April 17, 2024
Michael Mulcahy
SVP, Life Reinsurance

[    ]

[table deleted]

EXHIBIT B: Plans Covered and Binding Limits [    ]

[    ]

B.1	Plan, Riders and Benefits

a)	Issuing Companies: Policies issued by C.M. Life Insurance Company of Enfield, Connecticut, or Massachusetts Mutual Life Insurance Company of Springfield, Massachusetts, may be reinsured under this Agreement.
b)	Type of Business: Life insurance only. [ ].
c)	Plans of Insurance: [ ] Variable Life Insurance Policy and the following riders: [ ].

[    ]

[    ].

The Ceding Company [    ]:

1.	[ ]

The [    ].

2.	[ ]

From the Reinsurer’s perspective, [    ].

[    ].

[    ].

[    ].

The [    ].

[    ].

d)	Eligible Policies: [ ] Variable Life Insurance Policies and increases that are entered into the Ceding Company’s new business system on or after the Effective Date of this Agreement or those Policies issued as continuations of such Policies under the Agreement (including Policies [ ] the Effective Date of this Agreement).

e)	Basis of Reinsurance:

Effective April 20, 2024

The Reinsurer shall [    ].

Effective January 1, 2023 through April 19, 2024 The Reinsurer shall [    ].

Effective November 21, 2020 through December 31, 2022

The Reinsurer shall [    ].

f)      Issue Ages: [    ]

B.2	Automatic Reinsurance Limits

a)	Reinsurer’s Share:

Effective April 20, 2024

Automatic Quota Share: [    ]%

Automatic Excess: [    ]%

Effective January 1, 2023 through April 19, 2024

Automatic Quota Share: [    ]%

Automatic Excess: [    ]%

Effective November 21, 2020 through December 31, 2022

Automatic Quota Share: [    ]%

Automatic Excess: [    ]%

b)	Ceding Company’s Retention:

Effective April 20, 2024

Automatic Quota Share: The Ceding Company will retain [    ]% of the first $[    ] up to their maximum per life retention limit.

Automatic Excess: The Ceding Company retains [    ].

Effective January 1, 2023 through April 19, 2024

Automatic Quota Share: The Ceding Company will retain [    ]% of the first $[    ] up to their maximum per life retention limit.

Automatic Excess: The Ceding Company retains [    ].

Effective November 21, 2020 through December 31, 2022

Automatic Quota Share: The Ceding Company will retain [    ]% of the first $[    ] Million up to their maximum per life retention limit.

Automatic Excess: The Ceding Company retains [    ].

c)	Reinsurer’s Automatic Binding Limit:

Effective April 20, 2024

Automatic Quota Share: Maximum $[    ]

Automatic Excess: Up to an additional $[    ]

The total of new reinsurance on a life (ultimate amount, including contractual increases) and the ultimate amount already reinsured on that life under this Agreement, and all other agreements between the Parties will not exceed $[    ].

Effective January 1, 2023 through April 19, 2024

Automatic Quota Share: Maximum $[    ]

Automatic Excess: Up to an additional $[    ]

The total of new reinsurance on a life (ultimate amount, including contractual increases) and the ultimate amount already reinsured on that life under this Agreement, and all other agreements between the Parties will not exceed $[    ].

Effective November 21, 2020 through December 31, 2022

Automatic Quota Share: Maximum $[    ]

Automatic Excess: Up to an additional $[    ]

The total of new reinsurance on a life (ultimate amount, including contractual increases) and the ultimate amount already reinsured on that life under this Agreement, and all other agreements between the Parties will not exceed $[    ].

d)	Automatic Issue Limit:

Effective April 20, 2024

Automatic Quota Share:

Minimum Face Amount: $[    ]

Maximum Face Amount: $[    ]

Automatic Excess:

Minimum Face Amount: $[    ]

Maximum Face Amount: $[    ]

Effective January 1, 2023 through April 19, 2024Automatic Quota Share:

Minimum Face Amount: $[    ]

Maximum Face Amount: $[    ]

Automatic Excess:

Minimum Face Amount: $[    ]

Maximum Face Amount: $[    ]

Effective November 21, 2020 through December 31, 2022

Automatic Quota Share:

Minimum Face Amount: $[    ]

Maximum Face Amount: $[    ]

Automatic Excess:

Minimum Face Amount: $[    ]

Maximum Face Amount: $[    ]

B.3	Jumbo Limit

“Jumbo Limit” means $[    ] of life insurance. If the Jumbo Exposure exceeds the Jumbo Limit it will not be eligible for automatic reinsurance, in accordance with Section 3.1.

“Jumbo Exposure” is defined as the [    ].

“Applied For” means a [    ].

“1035 Exchange” is defined as [    ].

The Ceding Company [    ].

Prior to issuing a Policy, the Ceding Company will [    ].

B.4	Minimum Initial Cession Amount

Minimum $[    ]

B.5	Lead Underwriter Reinsurer

The Parties agree [    ].

Examples of [    ]:

•	[ ].
•	[ ].
•	[ ].

Requests [    ]:

•	[ ]; or
•	[ ].

Regardless [    ].

The [    ].

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